Exhibit 99.3

PLIANT CORPORATION

Reconciliation of income from continuing operations before income taxes and EBITDA(R) or Segment Profit and Pro-Forma Adjusted EBITDA

	3 Months Ended	3 Months Ended	12 Months Ended
Amounts in $ millions	March 31, 2008	March 31, 2007	December 31, 2007

Loss from continuing operations before income taxes	$(13.2)	$(11.8)	$(15.1)

Add(deduct)
Depreciation and amortization	10.8	11.5	44.9
Interest	22.5	21.2	87.2
Restructuring and other costs	0.1	1.4	2.2
Reorganization and other costs	0.1	0.3	8.8
Other operating costs	—	1.1	1.1
Gain on extinquishment of debt	—	—	(32.5)
EBITDA(R) or Segment Profit	$20.3	$23.7	$96.6
Plant closing cost savings	2.2	—	8.9
2008 reduction in workforce cost savings	1.6	—	6.3
2007 reduction in workforce cost savings	—	—	3.2
Pro-Forma Adjusted EBITDA	$24.1	$23.7	$115.0